Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus of this Registration Statement of Nuvation Bio Inc. (f/k/a Panacea Acquisition Corp.) on Form S-8 of our report dated May 21, 2021, relating to the consolidated financial statements of Nuvation Bio Inc. (f/k/a Panacea Acquisition Corp.) appearing in the Annual Report on Form 10-K/A for the year ended December 31, 2020. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 8, 2021